Exhibit 99.1
News Release

Contact:	W. Michael Madden	Tripp Sullivan
	Senior Vice President & CFO	Corporate Communications, Inc.
	(615) 872-4800	(615) 324-7335
KIRKLAND’S REPORTS SECOND QUARTER RESULTS
Announces $40 Million Stock Repurchase Authorization
NASHVILLE, Tenn. (August 19, 2011) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week and 26-week periods ended July 30, 2011.
Net sales for the 13-week period ended July 30, 2011, were $89.7 million compared with $89.5 million for the 13-week period ended July 31, 2010. Comparable store sales for the second quarter of fiscal 2011 decreased 8.0% compared with a 1.0% increase in the prior-year quarter. The Company opened 7 stores and closed 6 stores during the second quarter of 2011, bringing the total number of stores to 294 as of quarter’s end.
Net sales for the 26-week period ended July 30, 2011, were $184.1 million compared with $183.0 million for the 26-week period ended July 31, 2010. Comparable store sales for the 26 weeks ended July 30, 2011, decreased 8.2% compared with an increase of 6.6% in the prior-year period. The Company opened 10 stores and closed 16 stores during the 26-week period.
The Company reported a net loss of $0.5 million, or $0.02 per diluted share, for the second quarter of fiscal 2011 compared with net income of $3.3 million, or $0.16 per diluted share, for the second quarter of fiscal 2010.
For the 26-week period ended July 30, 2011, the Company reported net income of $2.7 million, or $0.13 per diluted share, compared with net income of $9.8 million, or $0.47 per diluted share, for the 26-week period ended July 31, 2010.
Robert Alderson, Kirkland’s President and Chief Executive Officer, said, “Our second quarter sales and margin results were less than we had expected. A more aggressive than planned markdown cadence was necessary throughout the quarter to keep our inventories well-positioned as we entered the second half of the year. We continue to focus on new merchandise initiatives, but expect the third quarter to look much like the second quarter should current trends continue.
“Recent economic tumult may further impact consumer sentiment and spending in the back half, but we are financially well-positioned to continue our controlled growth and weather an uncertain economic environment. Our Board’s decision to commence a stock repurchase program and the agreement to renew our $50 million credit facility signal our confidence in the future of Kirkland’s.”
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2501 McGavock Pike, Suite 1000 Nashville, Tennessee 37214 (615) 872-4800

KIRK Reports Second Quarter Results

August 19, 2011
Stock Repurchase Authorization of $40 Million
The Board of Directors has authorized a stock repurchase plan providing for the purchase in the aggregate of up to $40 million of the Company’s outstanding common stock over the next 18 months. The shares may be repurchased from time to time in open market or negotiated transactions, and the amount and timing of those purchases will be based on a variety of factors, including stock acquisition price, regulatory limitations and other market and economic factors. The stock repurchase program does not require the Company to repurchase any specific number of shares, and the Company may terminate the repurchase program at any time. As of July 30, 2011, the Company had 20.2 million common shares outstanding.
$50 Million Senior Secured Credit Facility
The Company also announced that it has agreed to renew its $50 million senior secured credit facility led by Bank of America, N.A., as administrative agent. The facility will mature in August 2016 and will bear interest at an annual rate equal to LIBOR plus a margin ranging from 175 to 225 basis points with no LIBOR floor and no financial maintenance covenants.
Fiscal 2011 Outlook
At quarter end, the Company had 294 stores compared with 300 at the beginning of 2011 and 286 at the end of the prior-year period. For fiscal 2011, the Company now expects to open approximately 15-20 net new stores, representing square footage growth of 9% to 12%. New store opening activity will be heavily weighted toward the second half of the year. Store closings will typically coincide with replacement store openings.
The Company expects to fully fund its new store growth and technology improvements through cash generated from operations. Capital expenditures are estimated to range between $24 million and $27 million for fiscal 2011. Cash and cash equivalents as of July 30, 2011 amounted to $75.1 million. Without taking into account any potential share repurchase activity, the Company expects to have approximately $90 million to $100 million in cash and cash equivalents at year-end fiscal 2011.
For the third quarter ending October 29, 2011, the Company expects sales and earnings results to be similar to those reported for the second quarter of fiscal 2011. Total sales and merchandise margin are expected to be sequentially higher, but should be offset by the impact from higher occupancy and operating expenses associated with a large number of store openings in the third quarter.
For the second half of fiscal 2011, the Company expects to continue with new store and square footage growth plans, deliver strong new store performance and generate significant cash flow. However, given the current trends in the business and the uncertain economic outlook in the U.S., the all-important fourth quarter holiday shopping season is difficult to predict at this time. As a result, the Company will provide details on its outlook for the fourth quarter when it announces its results for the third quarter in November 2011.
Investor Conference Call and Web Simulcast
Kirkland’s will host a conference call today, at 11:00 a.m. ET to discuss its results of operations for the second quarter of fiscal 2011. The number to call for the interactive teleconference is (212) 231-2900. A replay of the conference call will be available through Friday, August 26, 2011, by dialing (402) 977-9140 and entering the confirmation number, 21533188.
A live broadcast of Kirkland’s quarterly conference call will be available online at the Company’s website www.kirklands.com under Investor Relations or http://www.videonewswire.com/event.asp?id=81493 on August 26, 2011, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.
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KIRK Reports Second Quarter Results

August 19, 2011
Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 294 stores in 30 states. The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products. The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise. More information can be found at www.kirklands.com.
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 14, 2011. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.
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KIRK Reports Second Quarter Results

August 19, 2011
KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(numbers in thousands, except per share amounts)

	13 Week Period Ended
	July 30,	July 31,
	2011	2010

Net sales	$89,701	$89,504
Cost of sales	58,856	54,682

Gross profit	30,845	34,822

Operating expenses:
Operating expenses	28,752	26,637
Depreciation	2,733	3,121

Operating income (loss)	(640)	5,064

Other income, net	(42)	(95)

Income (loss) before income taxes	(598)	5,159
Income tax provision (benefit)	(118)	1,907

Net income (loss)	$(480)	$3,252

Earnings (loss) per share:
Basic	$(0.02)	$0.16

Diluted	$(0.02)	$0.16

Shares used to calculate earnings (loss) per share:
Basic	19,957	19,852

Diluted	19,957	20,636

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KIRK Reports Second Quarter Results

August 19, 2011
KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(numbers in thousands, except per share amounts)

	26 Week Period Ended
	July 30,	July 31,
	2011	2010

Net sales	$184,104	$182,969
Cost of sales	115,171	107,511

Gross profit	68,933	75,458

Operating expenses:
Operating expenses	58,433	53,293
Depreciation	5,974	6,148

Operating income	4,526	16,017

Other income, net	(5)	(119)

Income before income taxes	4,531	16,136
Income tax provision	1,841	6,366

Net income	$2,690	$9,770

Earnings per share:
Basic	$0.13	$0.49

Diluted	$0.13	$0.47

Shares used to calculate earnings per share:
Basic	19,936	19,814

Diluted	20,645	20,622

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KIRK Reports Second Quarter Results

August 19, 2011
KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in thousands)

	July 30, 2011	January 29, 2011	July 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$75,106	$91,222	$65,688
Inventories, net	47,656	44,452	43,413
Income taxes receivable	3,880	—	3,478
Deferred income taxes	3,274	3,528	3,309
Other current assets	9,283	7,468	7,310

Total current assets	139,199	146,670	123,198

Property and equipment, net	51,940	46,231	39,660
Non-current deferred income taxes	1,394	1,440	4,314
Other assets	847	736	634

Total assets	$193,380	$195,077	$167,806

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,011	$20,236	$18,419
Income taxes payable	—	1,289	—
Other current liabilities	21,527	24,364	21,878

Total current liabilities	38,538	45,889	40,297

Deferred rent and other long-term liabilities	31,997	30,899	27,723

Total liabilities	70,535	76,788	68,020

Net shareholders’ equity	122,845	118,289	99,786

Total liabilities and shareholders’ equity	$193,380	$195,077	$167,806

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KIRK Reports Second Quarter Results

August 19, 2011
KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	26 Week Period Ended
	July 30, 2011	July 31, 2010
Net cash provided by (used in):
Operating activities	$(5,606)	$(2,056)
Investing activities	(11,811)	(9,147)
Financing activities	1,301	479

Cash and cash equivalents:
Net decrease	(16,116)	(10,724)
Beginning of period	91,222	76,412

End of period	$75,106	$65,688

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